Investor Presentation Pursue Growth 2030 Strategic Capital Platform NAREIT Investor Deck November 2020

PRESENTATION SUMMARY – Strategic Business Plan Review. – Pursue Growth 2030. 1200 W. Marshall | Richmond, VA – Strategic Capital Platform. – Current Business Update. – Company Competitive Position. Village at Overton | Lubbock, TX 1 University Pointe | Portland, OR 1

STRATEGIC BUSINESS REVIEW Strategic Business Plan Review. Throughout 2019, at the direction of and in collaboration with our board of directors, management undertook an extensive review of its historical business strategies and the corresponding outcomes - with specific focus on examining capital allocation decisions, earnings per share growth, internal growth rates, and net asset value creation– along with examining the impacts on the company’s portfolio quality and competitive position within the sector as a means of producing on-going value. We also utilized the “SOAR” process (Strengths, Opportunities, Aspirations, Results) to fully assess the company’s core competencies and how to best employ them as we evolve our business strategy to drive earnings growth and to maximize long-term shareholder value. This extensive strategic planning process, which took place over more than a year, resulted in the Pursue Growth 2030 strategic initiative, including the establishment of a Strategic Capital Platform using joint ventures and private equity funds. These initiatives will facilitate the company’s return to an entrepreneurial external growth strategy in all market cycles to facilitate earnings growth and to maximize long-term shareholder value. The company had planned to unveil this strategy at a May 2020 investor day, but the COVID-19 pandemic temporarily interrupted its launch. While the pandemic created short-term disruption to our industry and delayed the announcement and discussion of our strategic growth initiatives, the student housing sector appears to be on a path to return to its historical resiliency. The disruption caused by COVID appears to have only enhanced the growth opportunities available to the company in a post-COVID world. We believe our Pursue Growth 2030 initiative coupled with a Strategic Capital Platform will drive earnings growth and create shareholder value throughout the next decade. 2

STRATEGIC BUSINESS REVIEW

Historical overview.

PRIOR TO 2013

Entrepreneurial external growth coupled with internal value creation unlocked via our best-in-class platform

- $6 billion in acquisitions with platform-driven upside from occupancy pickup, pricing maximization and expense efficiencies.
- Scale efficiencies helped drive internal growth metrics.
- Consistently operated with leverage ratio in the mid 40's.
- ACC's cost of public equity was below private market cap rates facilitating M&A.

2014-2018

Strategic portfolio refinement and balance sheet repositioning

- Sold non-core assets at 6.0-6.5% yields to fund higher quality core development and presale assets at approximately equal yields.
- Earnings dilution from the 1-2 year lag from disposition capital raises to developments generating income.
- Portfolio size remained constant, resulting in lost efficiencies of scale leading to lower internal growth rate.
- De-levered the balance sheet reducing leverage to the mid 30's .
- Private market cap rates trended below public cost of equity curtailing M&A .

2005–2013	2014–2018
7.3%	0.8%
FFOM PER SHARE CAGR	FFOM PER SHARE CAGR

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STRATEGIC BUSINESS REVIEW

Historical look at internal value creation.

Year	FY SSRev Growth[1]	Rental Rate Growth (Bps)[1]	Occupancy Growth (Bps)[1]	Estimated SSNOI Impact from Scale (Bps)[2]	SSNOI Growth[1]	Total Property Count Growth[1]
Average	3.0%	229	69	2	3.9%	15.9%
2014-2018 Average	2.5%	258	(2)	(58)	2.6%	0.1%
2005-2013 Average	3.3%	213	109	45	4.6%	24.7%
	+80 bps	(45) bps	+111 bps	+ 103 bps	+200 bps	

- During M&A growth period ('05-'13) occupancy upside in acquired assets resulted in an average of 109 basis points in same store revenue growth contribution, which was diminished by an avg of 111 basis points when growth was primarily from development as ACC developments typically delivered at ACC historical occupancy levels.
- During our period of strategic portfolio refinement and deleveraging ('14-'18), we lost the efficiency contribution from scale on our internal growth metrics. (103 basis points average diminishment to same store NOI growth).
- Improving portfolio quality via development did result in better pricing power as rent growth increased by an average of 45 basis points.

Source: Internal company data and public filings.
1. Based on calendar year results.
2. Same store NOI (SSNOI) impact from scale estimated based on actual results versus estimated inflationary G&A expense per property, adjusted for property count growth.

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STRATEGIC BUSINESS REVIEW

Strategic repositioning hindered earnings growth.

From 2013 to 2018, ACC's strategic portfolio refinement via non-core dispositions to fund high-quality select development, balance sheet improvement and investment in Next Gen resulted in depressed earnings growth.

High-Quality Select Development

Delivery Year	Development Cost ($M)	Initial Yield[2]	2019 Yield
2013	$311.9	7.0%	9.0%
2014	$224.4	6.5%	8.1%
2015	$297.6	6.7%	7.3%
2016	$287.1	6.0%	6.9%
2017	$609.2	4.8%	5.8%
2018	$387.3	6.5%	6.5%

Portfolio Improvement

Total Owned Beds	<1/2 Mile	1 Mile	1+ Miles
2013	66%	12%	22%
2018	93%	7%	0%
Change	27%	(5%)	(22%)

Balance Sheet Improvement

	2013	2018	Change
Total Debt/Total Asset Value	43.4%	36.5%	(6.9%)
Net Debt/EBITDA	7.5x	6.3x	(1.2x)
% of Beds On-Campus	15%	25%	10%


FFOM/share
$3.00
$2.90
$2.80
$2.70
$2.60
$2.50
$2.40
$2.30
$2.20
$2.10
$2.00
Estimated $660M value creation from $2.2B in Development.
Estimated $585M NAV creation from internal growth
+$0.46 20.8%
-$0.30 -13.7%
Sold $1.9B in non-core assets averaging 1.1 miles from campus and 14 years of age.
-$0.21 -9.6%
Equity issuance reduced leverage 690 basis points.
+$0.27 12.4%
G&A growth including initial investment in Next Gen operating platform and systems improvement.
-$0.13 -5.9%
$2.31 4.0%
$2.22
2013 FFOM/sh
Internal Growth1
Net Acq/Dev Impact1
Net Dispo Impact1
Net Equity Impact1
G&A and Other1
2018 FFOM/sh

Source: Internal company data and public filings.

1. FFOM per share build up estimated based on actual results. Internal growth represents NOI growth from the constant pool of assets held from January 1, 2013 to December 31, 2018. Net acq/dev and net dispo impact based on assets developed, acquired or sold from January 1, 2013 to December 31, 2018, less assumed funding charge of 4%. Net equity impact represents the per share dilution from equity raises offset by estimated interest expense savings at 4%. Per share amounts based on diluted weighted average common shares outstanding for the year ended 12/31/13.
2. Initial Yield is calculated using the first full calendar year of NOI divided by the development cost.

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STRATEGIC BUSINESS REVIEW 2019 – Repositioned for value creation. − ACC’s strategically refined portfolio is positioned to have even more resilient performance over the long-term. • Closer location to campus. • Higher product quality & correspondingly lower cap-ex requirements. • Enhanced price-point and product differentiation. • Improved sustainability of cash flows. − Going forward, the company is better suited for accretive capital recycling. − Portfolio of primarily core assets offers an accretive reinvestment opportunity into higher yielding developments. − Increased focus on match-timing and sizing relative to deployment into income producing assets. − Operational systems enhancement through Next Gen and business intelligence investment have increased the efficiency and scalability of the company’s platform. − Prior to COVID, 2019 reflected the beginning of a return to improved earnings per share growth as FFOM per share grew 4.8% year over year compared to 0.8% on average for the 2014-2018 time period. 6 AMERICAN CAMPUS COMMUNITIES :: 6

Pursue Growth 2030 Creating long-term value for our shareholders. 7

STRATEGIC BUSINESS REVIEW SOAR Core Competencies. In 2019, the company undertook a strategic business plan review to identify core competencies and position the company for growth over the next decade. − Consumer centric approach to programming and designing “best-in-market” residential accommodations and communities. − Strategic product design to create accommodations with diverse and affordable price points that maximize potential market share and sustainable revenue growth. − Sophisticated and complex P3 transaction structuring capabilities - focused on win-win outcomes. − Best-in-Class development and proprietary operating platforms. − Software and systems development to create competitive advantage. − Embracing and advancing Business Intelligence capabilities. − Developing Talent. − ESG leader - shaping a brighter future for our students, employees, communities and the planet we all share. 8 AMERICAN CAMPUS COMMUNITIES :: 8

PURSUE GROWTH 2030 Strategic Initiative Pursue Growth 2030. 2030 Return to an entrepreneurial external growth Strategic model and diversify our strategic access to Vision capital to deliver significant earnings growth. Establish a strategic capital platform to emulate our private company competitors’ access to low-cost private equity. Utilize off-balance sheet structure, fee generation and increased operating leverage to drive earnings growth and returns. This strategy ultimately enables ACC to capitalize on the benefits of being a public company with access to public debt and equity while accessing private capital when cost- effective. 9

PURSUE GROWTH 2030 Pursue Growth 2030. ACC’s core competencies can be leveraged to drive earnings growth through multiple investment strategies, whether on or off-balance sheet. – Student Housing Development Opportunities • Continued execution of our shadow development pipeline with NOI yields 175+ basis points above private market cap rates. • Expand development pipeline through accessing private capital targeting lower overall returns, while earning significant upfront, recurring fees. – Student Housing Acquisition Opportunities • ACC has the opportunity to once again be the industry consolidator. • Proven ability to create value through occupancy improvements and pricing strategies to drive revenue growth. • Remain consistently competitive in the acquisition market in any environment by adding a strategic joint venture capital platform. – Fee Income • Fees associated with our joint venture interests – acquisition, development, property management, asset management. • Promote Fees earned as incentive management fees structured to be recognized as FFOM. • Focus on increasing third-party management footprint. • Next Gen licensing fees. – Operating Leverage through Scale Efficiencies • Owned/Managed asset base increasing in excess of G&A growth rate. • Spreading G&A across a wider asset base will help drive internal SSNOI growth. 10

PURSUE GROWTH 2030

Coexisting synergistic platforms.

Expanding the company's capital alternatives for growth with a joint venture strategic capital platform will enhance the ability to be opportunistic in all environments.

	Public Company Platform	Strategic Capital Platform
Investment Criteria		
Market Strategy	Tier 1 University markets • Power 5 Conference • Carnegie R1	Broader market focus • ESPN Bowl Eligible • Tertiary in unique situations
Investment Strategy	ACE on-campus development Select off-campus development Opportunistic M&A and core acquisitions Core, pedestrian locations Long-term hold	Core and value-add acquisitions Off-campus developments that do not meet our yield requirements or investment criteria On-campus "equity" developments that do not meet our yield requirements or investment criteria Hold period based on opportunity/maximum returns Potential to sell existing REIT assets into JVs/funds as additional source of capital and/or to mitigate exposure to individual markets or large transactions
Acquisition Cap Rates	Currently below cost of public equity	4.0–4.75% (low, coupon clipping)
Development Yield Requirements	175+ bps above private market cap rates (generally representing 6.0+%)	5.25–5.75%
Fee Income	Historical third-party fee revenue Average $14–23 million per year Enhanced P3 opportunity set post-COVID	Expanded fee potential Significant additional upside through promotes
Efficiencies of Scale	Benefits from increased scale from strategic capital platform, improving same store growth	Leveraging existing G&A infrastructure to create additional avenues for earnings growth

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PURSUE GROWTH 2030 - DEVELOPMENT Creating value through selective development. ACC has consistently delivered high-quality, value-enhancing developments throughout the economic cycle. – ACC has set a high standard on what projects are selected to be on-balance sheet. Average miles to • Over the last decade, ACC closed on only 15% of all campus for ACC’s underwritten development deals. 0.10 developed assets. – $8.1 billion in owned and third-party development for our university partners since inception. Per bed 2019 annual recurring capex for – $4.8 billion in total owned developments. development assets • $2.7 billion through the ACE program. $155 compared to $292 for acquired properties. • $2.1 billion in off-campus development. – ACC has achieved an average calendar year one NOI Development 2019 NOI margin yield of 6.3% on its development pipeline since IPO. compared to 51.2% 60.8% for acquired properties. 12 Source: Internal company data and public filings.

PURSUE GROWTH 2030 - DEVELOPMENT

On-campus modernization opportunities post-COVID.

Enhanced opportunities to capitalize on the potential acceleration of modernization due to COVID-19.

- Impact of COVID highlighted need to accelerate modernization, especially of community bath residence halls
- Financial stress from COVID will push more universities to P3 and off-balance sheet financing structures, like the ACE program.
- ACC's public company platform makes us the only company that offers single-source partner equity/developer/manager solution.

"The coronavirus pandemic resulted in fiscal challenges at institutions and virtual learning dampened housing demand, but Fitch anticipates an increase in project financings and public private partnerships (PPPs) over the medium term as institutions look to expand housing and repurpose assets."

FitchRatings *Project Financings in U.S. Higher Education Report, October 2020*

53	**Average age of existing on-campus housing in ACC markets.**	**183k**	**Traditional community bath-style beds within ACC markets, representing over 39% of existing on-campus housing.**
56	**Potential P3 transactions ACC is currently tracking, beyond its 10 awards already in predevelopment.**	**62%**	**Win rate for P3 projects pursued and awarded in 2018-2019.**

Source: Internal company data and public filings.

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PURSUE GROWTH 2030 - ACQUISITIONS Acquisition opportunities post-COVID. Plan to take advantage of potential disruption using JV structures to invest in acquisition opportunities generating fee income, increased scale and enhancing our business intelligence platforms. Increased Outperformance Opportunity Post-COVID – Greater occupancy upside and strategic rental rate repositioning due to COVID-19 disruption. 550 bps OCCUPANCY UPSIDE – Application of sophisticated operating platform 97.5% 900 bps compared to smaller operators that may not OCCUPANCY UPSIDE have been able to navigate the new issues that emerged during COVID-19 as effectively: 92.0% • Skip/no show management. 88.5% • Market research. • Multiple coinciding leasing periods. Avg. ACC Fall 2019* 2020* Occupancy (Pre-COVID) (Post-COVID) (Pre-COVID) *Axio175 within 0.5 miles of campus 14

PURSUE GROWTH 2030 - ACQUISITIONS Next Gen-enhanced proprietary operating platform. ACC’s proprietary operating platform created a significant core competency that will be enhanced with the implementation of our Next Gen business intelligence systems. Current Proprietary Platform Next Gen Enhancements - 100% Digital Leasing - “Instant Leasing” Capabilities Leasing - Intelligent Marketing Campaigns - Enhanced Self-Service Customer Experience Targeted Social University Brand Ads / SEO Media Relationships Value - Dynamic & Perpetual Inventory Management Operations/ - Enhanced Current Period Leasing Revenue Management - Automated Data Generation - ‘Smart’ Rate Setting Through BI Centralized Proprietary LAMS Corporate Support Systems Allows for the combined analysis of ACC’s Investment sector leading Market, Competitor, Leasing and Decision Financial Data Warehouses in ways previously Making unobtainable allowing for unprecedented insights into the business. Analytics Business Portfolio Intelligence Optimization 15

PURSUE GROWTH 2030 - SCALE EFFICIENCIES

Scale efficiencies through growth.

ACC will benefit from increased scale through growth in the strategic capital platform, improving same store growth.

Year	FY SSRev Growth[1]	Rental Rate Growth (Bps)[1]	Occupancy Growth (Bps)[1]	Estimated SSNOI Impact from Scale (Bps)[2]	SSNOI Growth[1]	Total Property Count Growth[1]
Average	3.0%	229	69	2	3.9%	15.9%
2014-2018 Average	2.5%	258	(2)	(58)	2.6%	0.1%
2005-2013 Average	3.3%	213	109	45	4.6%	24.7%
	+80 bps	(45) bps	+111 bps	+103 bps	+200 bps	

Incremental value creation through long-term M&A

- During periods of M&A growth like 2005-2013, ACC drove outsized same store revenue growth from occupancy improvement, while same store revenue and NOI growth both benefit from platform efficiencies and scale.
- Using the Strategic Capital Platform, ACC and its JV partner(s) will benefit from revenue enhancement through ACC's operating platform, while ACC's internal growth will also benefit from spreading G&A across a wider asset base.
- As the long-term industry consolidator, ACC has significant opportunity to return to higher internal growth.

Source: Internal company data and public filings.
1. Based on calendar year results.
2. Same store NOI (SSNOI) impact from scale estimated based on actual results versus estimated inflationary G&A expense per property, adjusted for property count growth.

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PURSUE GROWTH 2030 The next decade of growth. Pursue Growth 2030 and its Strategic Capital Platform leverages our core competencies to create long-term value for shareholders. – Exploit our competitive position as the leader in the P3 arena to capitalize on the acceleration of the modernization of on-campus housing post-COVID. – Reserve balance sheet for on-campus ACE developments, selective core off-campus development and acquisitions when cost of public capital permits. – Utilize the Strategic Capital Platform to take advantage of low-cost private market capital to invest in core and value-add acquisitions and off-campus development to drive outsized returns. – Our external growth initiatives will increase the company’s platform efficiencies and scale, enhancing internal growth. – A multi-faceted entrepreneurial growth strategy better positions the company for enhanced and sustainable earnings per share growth throughout market cycles. 17

Current Business Update Lightview | Boston, Massachusetts 18

CURRENT BUSINESS UPDATE

Recent highlights.

ACC experienced an improved operating environment as it moved into the Fall 2020 semester.

– First and second quarter 2020 summary.

- Completed the disposition of The Varsity located in College Park, Maryland for proceeds of $148 million, representing a 4.1% economic cap rate.
- Announced future on-campus developments at MIT and Virginia Commonwealth University.
- Successfully raised $800 million through two 10-year bond offerings in January and June at an average yield of 3.4%.
- Created the Resident Hardship Program and pledged that every ACC resident will continue to have a home during the COVID-19 crisis regardless of their ability to pay rent.

– Third quarter 2020 summary.

- Achieved an average rental rate increase of 1.1% and 90.3% leased rate for 2021 same store properties as of September 30, 2020.
- Received payments for approximately 97% of rent for September, the first full month of the new academic year.
- Refunded rent of only $2.1 million compared to $15.1 million in on-campus rent refunds in 2Q.
- Rent abatement through the Resident Hardship Program totaled $4.7 million (with the majority related to prior academic year leases) compared to $8.6 million in 2Q.
- Delivered the second phase of the Disney College Program development and developed a plan to market and lease the project to a broader market until the internship program resumes.


Tooker House | Tempe, AZ


LIGHTVIEW
Lightview | Boston, MA

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CURRENT BUSINESS UPDATE

Students desire to be in college environment.

Universities were able to successfully manage enrollment despite the turmoil caused by COVID-19.

- As of September 30th, classes at 13 of the universities ACC serves were primarily in-person, while 55 universities were using some level of online curriculum delivery methodology.
- However, Fall 2020 total enrollment at the universities ACC serves is relatively flat compared to 2019 (-0.3% year over year).
- Leasing at properties that primarily serve first-year students was most impacted by COVID-19, but the company expects the long-term impact to be limited as first-year enrollment was only down 1.1%.
- Schools were also able to broadly offset losses in international enrollment as international enrollment was down 13.9% year over year, while total enrollment at those schools was roughly flat at -0.3% growth.

Fall 2020 Enrollment Data

	# Markets w/ Data	% Change
Change in Total Enrollment	**58**	**-0.3%**
Total Change in Enrol. - Growth Markets	*29*	*2.5%*
Total Change in Enrol. - Decline Markets	*29*	*-3.1%*
Change in First-Year Enrollment	**40**	**-1.1%**
Change in International Enrollment	**35**	**-13.9%**

Fall 2020 Enrollment Data by CHE Curriculum Delivery

Fall Curriculum Plans	# Markets w/ Data	% Change
Primarily in person	*11*	*0.4%*
Hybrid	*17*	*-0.2%*
Primarily online	*27*	*-0.5%*
Fully online	*3*	*-2.4%*
Total	***58***	***-0.3%***

Source: The Chronicle of Higher Education data as of September 30, 2020 and ACC Research.

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Company Competitive Position Manzanita | Tempe, Arizona 2121

COMPANY COMPETITIVE POSITION

ACC's on-balance sheet investment approach.

ACC owns the industry's preeminent portfolio—located a median distance of only one-tenth of a mile from campus.

We primarily focus on developing and owning on-campus and pedestrian-to-campus properties serving Power 5 conferences and Carnegie R1 institutions.

Investment criteria focuses on differentiated properties in close proximity to campus within submarkets with high barriers to entry.

Current Portfolio


Single Property in Market
Multiple Properties in Market

Portfolio NOI Composition by Distance to Campus[1]


PROPERTIES
NOI
34
33%
115
61%
10
6%
1
0%
94% of NOI within ½ mile from campus
University
1/2 mile
1 mile
1+ mile
0.1 miles median distance to campus

1. Includes owned properties, properties currently under construction, and properties expected to commence construction during the current calendar year. NOI used for percentage calculations for properties (i) open for the entire trailing 12 month period are based upon historical data, and (ii) owned for less than the full trailing 12 month period are based upon historical data and management's estimates. Excludes properties classified as held for sale. Actual results may vary.

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COMPANY COMPETITIVE POSITION

Modernizing an industry.

Composition of student housing should continue to transition toward more modern, purpose built supply.

Modernization is opportunity.

On-campus

- Primarily consists of residence halls built in the 1950's-60's designed for the Baby Boom generation.
- The median age of existing on-campus housing exceeds 50 years old in ACC markets.
- New purpose built living learning communities will replace these antiquated dormitories with product meeting the needs of current students.

Off-campus

- Majority of current stock is low density alternate housing such as absentee landlord communities and single family residences not designed for today's student.
- New purpose built development off-campus is replacing this sub-standard alternate housing with modern purpose-built product.
- Current purpose built communities began in the mid 1990's.
  - The majority of early communities (pre-2010) were drive properties.
  - Since 2010, the majority of development has been built pedestrian to campus.[1]

Supply in 68 ACC University Markets[2]


Drive: 13%
Median Age: 11 years
Purpose Built 25%
Pedestrian: 12%
Median Age: 7 years
Alternate Supply
52%
On-Campus
23%
Modernization
is opportunity.

1. According to the Company's most recent annual review of overall market composition.
2. According to the Company's analysis; estimated based on 2020 supply categories divided by academic year 2020/2021 preliminary enrollment within ACC's 68 university markets. Purpose built reflects certain off-campus properties that may lease by the unit rather than by the bed, but compete with ACC properties in the student housing market.

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COMPANY COMPETITIVE POSITION Consistent enrollment growth. Enrollment growth at ACC targeted universities has remained steady throughout the economic cycle. – Declining national enrollment statistics over the last decade have been driven by non-traditional students leaving private for-profit universities and community colleges to returnto the workforceas the economyhas recovered. – Public 4-yearuniversitieshave averaged1.6% annual enrollmentgrowthsince 1970 and havecontinuedat these levels since the Great Recession. Public 4-year University Public 4-year Universities Remain in Demand Enrollment Growth (CAGR) 20% Since 1970 1.6% 10% Since 1980 1.5% Since 1990 1.5% 0% Since 2000 2.3% -10% Since 2010 1.6% -20% Cumulative EnrollmentCumulative Growth -30% -40% 2009 2010 2011 2012 2013 2014 2015 2016 2017 Public 4-year Private 4-year Nonprofit Public 2-year Private For-profit Total Source: National Center for Education Statistics 2018 Table 303.25 (Data through Fall 2017). 24

COMPANY COMPETITIVE POSITION

Value of a college degree remains intact.

Public 4-year universities still provide a good return and student debt is manageable.

- At four year public universities, 34% of students graduate with no debt[1].
  - Of those graduating with debt, the average student loan balance is only $26,900[1].
- $23,000 salary differential between college graduates and high school graduates[2].
- Annual average in-state tuition costs at the 60 public universities served by ACC is less than $11,000.
- Annual net tuition and fees is less than $10,000 for 77% of students at four-year public institutions (after grant aid)[3].
- Student loan default rates average sub-4% at Power 5 and Carnegie R1 institutions.

Average Earnings by Level of Education[2]


$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
14%
12%
10%
8%
6%
4%
2%
0%
13%
$23,000 incremental earnings
$54,990
7%
$35,000
$31,990
$25,980
4%
3%
Less than high school completion
High school completion
Some college, no bachelor's degree
Bachelor's or higher degree
Median Annual Earnings ($)
Unemployment Rate (%)

Student Debt Levels[1] and Default Rates[4]


$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
16%
14%
12%
10%
8%
6%
4%
2%
0%
Sub-4% default rates at Power 5 and R1 institutions
14%
7%
7%
$26,900
$31,450
$39,900
4-year Public
4-year Private Non-Profit
4-year Private For-Profit
Average Loan Balance ($)
Default Rate (%)

Source: Company data
1. TICAS, "Quick Facts about Student Debt", April 2019.
2. National Center for Education Statistics 2018 Table 502.30 and Table 501.80. For persons 25-34 years old.
3. The College Board, Trends in College Pricing 2018.
4. Federal Student Aid an Office of the U.S. Department of Education, September 26, 2018.

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COMPANY COMPETITIVE POSITION Historically recession resistant cash flows. Stable Performance Through Cycles 200 40.0% 180 30.0% Year over Year Growth 160 20.0% 140 10.0% 120 0.0% 100 -10.0% 80 60 -20.0% Indexed Growth Indexed 40 -30.0% 20 -40.0% 0 -50.0% 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 4 Yr Public University Enrollment Same Store NOI Growth (Indexed) Multifamily Same Store NOI Growth (Indexed)1 S&P 500 Annual Return Portfolio Improvement Since Last Downturn Distance to Campus (% of Beds) ACC’s recession resilient cash flows have produced similar same store < 1/2 Mile 1 Mile 1+ Miles NOI growth to multifamily, with less volatility throughout the economic 2009 58% 22% 20% cycle. 2019 93% 7% 0% Strategic capital recycling has further strengthened portfolio quality relative % of Beds On-Campus to last downturn. 2009 2019 8% 26% Sources: U.S. Department of Education, National Center for Education Statistics, Integrated Postsecondary Education Data System (IPEDS), Fall Enrollment component final data (2002, 2003, 2006 - 2016) and provisional data (2004, 2005, 2017). ACC Research. 1. Multifamily peer group includes AVB, AIV, EQR, ESS, CPT, MAA, UDR. 26 Note: 2018 & 2019 enrollment growth based on ACC portfolio.

COMPANY COMPETITIVE POSITION Build for the masses, not the classes. ACC’s properties are strategically positioned to target all student demographics with a focus on affordability. ACC Effective Rental Rates versus Competitive Set (% of ACC Properties) Better Product at a Better Price Point 27 Source: Data from RealPage Axiometrics’ Student Housing Performance Time Series by Month report as of 10/24/2019. Market statistics are based on all properties tracked by RealPage in ACC’s 69 markets located within 1 mile from campus with effective rental rate data for September 2019.

COMPANY COMPETITIVE POSITION Management team advantage. Innovative products and services, new ways of thinking, and continual self-evaluation maintain our competitive advantage and allow us to meet the emerging needs of an ever-changing marketplace. Grass Roots Management Industry Leadership Two-Time Texan by Nature 20 Honoree Senior Hi, How Are You Project Sponsor Management Team Great Place to Work® Certification 26 Members began America’s 100 Most Trustworthy Companies Careers as RA’s 39 Innovator Awards 28 Pillars of the Industry Awards (NAHB) Innovative Product Design Focus on creating a unique sense of community through shared living at a price point that previously did not exist. Standard Deviation 28

COMPANY COMPETITIVE POSITION

Balance sheet positioned to weather disruption.

The company benefits from broad access to capital, ample liquidity and limited near-term debt maturities.

Balance Sheet Management

Investment Grade Credit Profile

- BBB negative / Baa2 stable[2].
- Provides access to broadest set of capital options.
- Consistent cash flows and credit statistics.

Maintain a staggered debt maturity schedule

- No remaining 2020 maturities and limited mortgage maturities in 2021.

Broad access to capital

- ACC has raised $6.4 billion from dispositions, joint ventures and capital markets activity since the beginning of 2015.

Access to GSE's and other secured debt provides flexibility

Manageable development exposure with approximately 2% of gross assets in annual developments through 2023

- $201 million development cost remaining to fund is covered by current liquidity.

Balance Sheet Liquidity (in millions)[1]

Revolver Capacity	$1,000.0
Drawn to Date	($276.7)
Available to Draw	$723.3
Cash and Cash Equivalents	$44.4
Total	**$767.7**

Debt Maturity Schedule[1]


$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Unsecured Notes
Unsecured Term Loans
Mortgage Loans
On-Campus Participating Properties
Unsecured Revolving Credit Facility
$24
$167
$200
$277
$26
$400
$9
$400
$132
$8
$400
$400
$2
$330
$800
$40
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029+

1. As of September 30, 2020.
2. A credit rating is not a recommendation to buy, sell, or hold securities and may be changed or withdrawn at any time.

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FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES In addition to historical information, this presentation contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2020 operating results, whether as a result of new information, future events,or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company presents FFO because it considers FFO an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. We also believe it is meaningful to present FFOM, which reflects certain adjustments related to the economic performance of its on-campus participating properties, impairment charges, losses on early extinguishment of debt related to property dispositions, and other non-cash charges. FFO and FFOM should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the Company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. The Company defines property NOI as property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. 30 The Summit | Philadelphia, PA Plaza on University | Orlando, FL 13